FOR IMMEDIATE RELEASE
Mount Logan Capital Inc.
Announces Third Quarter 2025 Financial Results

Declared quarterly distribution of $0.03 per common share in the fourth quarter of 2025, the first shareholder distribution for Mount Logan as a US registrant

Asset Management segment generated $9.2 million in Fee Related Earnings (“FRE”)1 for the trailing twelve months ended September 30, 2025

Generated $5.2 million of Spread Related Earnings (“SRE”)2 for the trailing twelve months ended September 30, 2025, which reflects 0.7% of spread earnings on Ability’s assets

All amounts are stated in United States dollars, unless otherwise indicated

NEW YORK, November 13, 2025 – Mount Logan Capital Inc. (Nasdaq: MLCI) (“Mount Logan” or the “Company”) announced today its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

•Completion of business combination with 180 Degree Capital Corp Inc. (“TURN”) on September 12, 2025 (the “Business Combination”). The Company’s common stock, par value $0.01 per share began trading on the Nasdaq Capital Market on September 15, 2025 under the ticker symbol “MLCI.”3
•Fee-Related Earnings (“FRE”) for the Asset Management segment were $2.5 million for the quarter and $7.0 million for the nine months ended September 30, 2025. Mount Logan introduced a new recurring revenue stream from a profit-sharing agreement with Sierra Crest Investment Management4 during the third quarter, which management anticipates will continue to scale as BCIC continues to grow. FRE performance also benefited from continued expense discipline and efficiency initiatives at the advisor level, underscoring the stability and scalability of Mount Logan’s fee-based earnings model.
1 FRE is a non-GAAP financial measure that the Company believes provide valuable perspectives on its business results. Refer to tables elsewhere in this press release for a reconciliation to the comparable GAAP measure.
2 SRE is a non-GAAP financial measure that the Company believes provide valuable perspectives on its business results. Refer to tables elsewhere in this press release for a reconciliation to the comparable GAAP measure.
3 All financial results presented herein prior to September 12, 2025 reflect the financial results of Mount Logan Capital Inc., a company organized under the laws of the Province of Ontario (“Legacy Mount Logan”), which was the accounting acquiror in the Business Combination. Therefore, year-over-year results are not comparable.
4 Sierra Crest Investment Management ("SCIM") is the manager of BCP Investment Corporation ("BCIC"). SCIM previously served as the manager of Portman Ridge Finance Corporation, which during the third quarter of 2025 merged with Logan Ridge Finance Corporation and was renamed BCIC.

•Total revenue for the Asset Management segment including investment and other income was $9.1 million for the quarter, an increase of $5.1 million, or 127% compared to the third quarter of 2024. The increase was driven primarily by the $4.5 million gain recognized on the acquisition of TURN, with additional contributions from unrealized gains on investments during the period. Asset Management revenues exclude $1.6 million of intercompany management fees earned from managing the assets of Ability Insurance Company ("Ability"), which increased $0.1 million, or approximately 8%, from $1.5 million in the third quarter of 2024.
•Total net investment income for the Insurance Solutions segment was $17.0 million for the three months ended September 30, 2025, a decrease of $2.4 million, or 12%, as compared to the third quarter of 2024, owing to decline in SOFR from the comparative prior year period. Excluding the funds withheld assets under reinsurance contracts and modified coinsurance (“Modco”), the Insurance Solutions segment’s net investment income was $14.5 million, an increase of $0.4 million, or 3%, as compared to the third quarter of 2024.
•Achieved 7.4%5 yield on the insurance investment portfolio for the quarter ended September 30, 2025. Excluding the funds withheld under reinsurance contracts and modified coinsurance, the yield was 7.9%.
•Ability’s total assets managed by Mount Logan excluding the funds withheld assets under reinsurance contracts and Modco, were $628.9 million as of September 30, 2025, an increase of $2.6 million from the third quarter of 2024. As of September 30, 2025, the Insurance Solutions segment included approximately $1.1 billion in total investment assets, flat from the comparative prior year period. During the first quarter of 2025, Mount Logan began managing a portion of Ability’s Modco assets with Vista totaling $48.3 million as of September 30, 2025.
•Book value of the insurance segment as of September 30, 2025 was $134.1 million, an increase of $7.6 million as compared to $126.5 million for the third quarter of 2024.
•Spread-Related Earnings (“SRE”) for the Insurance Solutions segment were $1.1 million for the nine months ended September 30, 2025, down from $9.6 million in the prior-year period, reflecting lower investment income, higher funding costs, and the absence of a one-time reserve benefit recorded in 2024. Results also reflected increased DAC amortization from the assumption of the National Security Group ("NSG") MYGA block and higher claims activity in the long-term care business, partially offset by lower MYGA-related expenses and continued cost reductions following continued expense efficiency initiatives.

Subsequent Events
•Declared a shareholder quarterly distribution in the amount of $0.03 per common share for the quarter ended September 30, 2025, payable on December 11, 2025 to shareholders of record at the close of business on November 25, 2025. This cash dividend marks the first quarter of the Company issuing a $0.03 distribution to its shareholders.

Management Commentary
•Ted Goldthorpe, Chief Executive Officer and Chairman of Mount Logan stated, “The third quarter of 2025 was truly transformational for Mount Logan as we completed our business combination with 180 Degree Capital in September. This transaction expanded our investment capabilities, strengthened our balance sheet, and successfully re-domiciled our business to the United States, where we now trade on Nasdaq. We are deeply grateful for the support of all stakeholders throughout this process — particularly our shareholders — as we begin this next phase of growth. Looking ahead, we are focused on executing near-term initiatives, including our previously announced plan to provide shareholders with a liquidity opportunity at a premium to our current share price.

5The yield is calculated based on the net investment income less management fees paid to Mount Logan divided by the average of investments in financial assets for the current year and prior year.

While that initiative underscores our commitment to shareholder value, our focus remains squarely on growth — both organic and strategic — as we pursue a multi-year plan to expand our assets under management, Fee-Related Earnings, and Spread-Related Earnings for the benefit of our investors, policyholders, and shareholders alike.

We believe Mount Logan is exceptionally well positioned to accelerate AUM growth, enhance recurring earnings power, and drive increased profitability in 2026 and beyond."

Selected Financial Highlights
•Total Capital of the Company was $222.8 million at September 30, 2025, an increase of $28.2 million as compared to December 31, 2024. Total capital consists of debt obligations and total shareholders’ equity.
•Consolidated net loss before taxes was $11.1 million for the third quarter of 2025, compared with a loss of $2.1 million for the comparative prior year period. The year-over-year change primarily reflects one-time costs related to the Business Combination including corporate transaction costs and the acceleration of restricted share unit vesting upon closing of the Business Combination, which were partially offset by a $4.5 million gain on the acquisition of TURN and unrealized investment gains, including on the portfolio acquired through the Business Combination. Results in the Insurance Solutions segment improved modestly, with net income up $0.8 million year-over-year, supported by lower general, administrative, and other expenses and reduced policy benefits and claims, reflecting lower claim volumes. These benefits were partially offset by lower segment revenues, driven by declines in net investment income, due to declines in SOFR, and reduced net gains on investment activities from lower unrealized gains and higher realized losses on the portfolio.
•Basic Earnings (loss) per share (“EPS”) was ($1.64) for the third quarter of 2025, a decrease of $1.24 from ($0.40) for the third quarter of 2024.

Results of Operations by Segment

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change ($)	Change (%)	2025	2024	Change ($)	Change (%)
	($ in thousands)
REVENUES
Asset Management
Management fees	1,851	2,763	(912)	-33%	7,900	8,179	(279)	-3%
Incentive fees	431	742	(311)	-42%	1,208	2,653	(1,445)	-54%
Equity investment earning	481	74	407	550%	805	241	564	234%
	2,763	3,579	(816)	-23%	9,913	11,073	(1,160)	-10%
Insurance Solutions
Net Premiums	(4,492)	(4,084)	(408)	10%	(12,743)	(11,414)	(1,329)	12%
Product charges	184	89	95	NM	1,766	196	1,570	NM
Net investment income	16,992	19,413	(2,421)	-12%	48,621	55,813	(7,192)	-13%
Net gains (losses) from investment activities	3,775	5,239	(1,464)	-28%	9,085	3,172	5,913	186%
Net revenues of consolidated variable interest entities	2,797	3,757	(960)	-26%	9,979	12,400	(2,421)	-20%
Net investment income (loss) on funds withheld	(10,656)	(15,373)	4,717	-31%	(23,232)	(30,685)	7,453	-24%
Other income	76	86	(10)	NM	230	244	(14)	NM
	8,676	9,127	(451)	-5%	33,706	29,726	3,980	13%
Total revenues	11,439	12,706	(1,267)	-10%	43,619	40,799	2,820	7%
EXPENSES
Asset Management
Administration and servicing fees	1,564	1,372	192	14%	4,613	4,747	(134)	-3%
Transaction costs	3,185	200	2,985	NM	10,483	253	10,230	NM
Compensation and benefits	4,161	1,967	2,194	112%	8,377	5,543	2,834	51%
Amortization and impairment of intangible assets	8,272	482	7,790	1616%	11,071	1,446	9,625	666%
Interest and other credit facility expenses	1,970	1,664	306	18%	5,876	5,027	849	17%
General, administrative and other	2,980	1,530	1,450	95%	5,961	4,804	1,157	24%
	22,132	7,215	14,917	207%	46,381	21,820	24,561	113%

Insurance Solutions
Net policy benefit and claims (remeasurement gain on policy liabilities of $3,846 and $6,871 and $3,751 and $11,057 for the three and nine months ended September 30, 2025 and 2024, respectively)	(2,118)	(1,392)	(726)	52%	(1,389)	(6,540)	5,151	-79%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change ($)	Change (%)	2025	2024	Change ($)	Change (%)
	($ in thousands)
Interest sensitive contract benefits	4,154	3,932	222	6%	11,969	11,070	899	8%
Amortization of deferred acquisition costs	929	563	366	65%	2,389	1,600	789	49%
Compensation and benefits	73	471	(398)	-85%	540	1,120	(580)	-52%
Interest expense	408	328	80	24%	1,143	984	159	16%
General, administrative and other (including related party amounts of $1,773 and $5,258 and $1,829 and $5,399 for the three and nine months ended September 30, 2025 and 2024, respectively)	3,338	4,153	(815)	-20%	10,294	12,759	(2,465)	-19%
	6,784	8,055	(1,271)	-16%	24,946	20,993	3,953	19%
Total expenses	28,916	15,270	13,646	89%	71,327	42,813	28,514	67%
Investment and other income (Loss) - Asset Management
Net gains (losses) from investment activities	1,342	28	1,314	NM	3,050	(1,086)	4,136	-381%
Dividend income	22	71	(49)	-69%	89	296	(207)	-70%
Interest income	275	274	1	— %	814	817	(3)	— %
Other income (loss), net	251	69	182	264%	556	69	487	706%
Gain on acquisition	4,457	—	4,457	NM	4,457	—	4,457	NM
Total investment and other income (loss)	6,347	442	5,905	1336%	8,966	96	8,870	9240%
Income (loss) before taxes	(11,130)	(2,122)	(9,008)	425%	(18,742)	(1,918)	(16,824)	877%
Income tax (expense) benefit — Asset Management	(2,306)	(309)	(1,997)	646%	(2,333)	(493)	(1,840)	373%
Net income (loss)	(13,436)	(2,431)	(11,005)	453%	(21,075)	(2,411)	(18,664)	774%

Note: “NM” denotes not meaningful.

Non-GAAP Financial Measures
In this release, the Company includes FRE and SRE, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP. The Company’s management believes FRE and SRE are useful in evaluating its operating performance and by providing these non-GAAP measures, the Company’s management intends to provide investors, securities analysts and other interested parties with a meaningful, consistent comparison of the Company’s profitability for the periods presented. These non-GAAP measures are not intended to be a substitute for GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

Asset Management

Fee Related Earnings (“FRE”)

FRE is a non-GAAP financial measure used to assess the asset management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. The Company calculates FRE as follows:

($ in Thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change ($)	Change (%)	2025	2024	Change ($)	Change (%)
Asset Management
Management fees	$ 3,471	$ 4,264	$ (793)	(18.6) %	$ 12,300	$ 12,638	$ (338)	(2.7) %
Incentive fees	431	742	(311)	(41.9) %	1,208	2,653	(1,445)	(54.5) %
Equity investment earnings	481	74	407	550.0%	805	241	564	234.0%
Interest income¹	275	274	1	0.4%	814	817	(3)	(0.4) %
Other fee-related income	262	—	262	NM	262	—	262	NM
Fee-related compensation	(1,175)	(1,204)	29	(2.4) %	(3,777)	(3,588)	(189)	5.3%
Other operating expenses:
Administration and servicing fees	(896)	(921)	25	(2.7) %	(2,834)	(3,501)	667	(19.1) %
General, administrative and other	(326)	(665)	339	(51.0) %	(1,764)	(2,333)	569	(24.4) %
Fee related earnings	2,523	2,564	(41)	(1.6) %	7,014	6,927	87	1.3%

Note: “NM” denotes not meaningful.
(1)Represents interest income on a loan asset related to a fee generating vehicle

Insurance

Spread Related Earnings ("SRE")

Mount Logan uses Spread Related Earnings (“SRE”) to assess the performance of the Insurance Solutions segment. Spread Related Earnings (“SRE”) is a component of Segment Income that is used to assess the performance of the Insurance Solutions segment, excluding certain market volatility, which consists of investment gains (losses), other income and certain general, administrative & other expenses. For the Insurance Solutions segment, SRE equals the sum of (i) the net investment earnings on Insurance Solutions segment’s net invested assets (excluding investment earnings on funds held under reinsurance contracts and modified coinsurance agreement), less (ii) cost of funds (as described below), (iii) compensation and benefits, (iv) interest expense and (v) operating expenses.

Cost of funds includes liability costs associated with the crediting cost on MYGA liabilities as well as other liability costs. Other liability costs include DAC amortization, the cost of liabilities associated with LTC, net of reinsurance, which includes change in reserves, premiums, actual claim experience including related expenses and certain product charges related to MYGA.
The Company reconciles SRE to net income (loss) before tax from its insurance segment activities, as follows:

($ in Thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025	2024	Change ($)	Change (%)	2025	2024	Change ($)	Change (%)
Insurance Solutions
Net investment income and realized gain (loss), net	12,034	13,760	(1,726)	(12.5) %	36,041	40,647	(4,606)	(11.3) %
Cost of funds	(7,273)	(7,098)	(175)	2.5%	(23,946)	(17,347)	(6,599)	38.0%
Compensation and benefits	(73)	(471)	398	(84.5) %	(540)	(1,120)	580	(51.8) %
Interest expense	(408)	(328)	(80)	24.4%	(1,143)	(984)	(159)	16.2%
General, administrative and other	(3,153)	(3,692)	539	(14.6) %	(9,340)	(11,609)	2,269	(19.5) %
Spread related earnings	1,127	2,171	(1,044)	(48.1) %	1,072	9,587	(8,515)	(88.8) %

Spread related earnings (“SRE”) was $1.1 million for the nine months ended September 30, 2025, down $8.5 million from the nine months ended September 30, 2024 of $9.6 million, primarily driven by lower investment income and realized gains (losses) net and higher cost of funds, partially offset by lower general, administrative & other expenses. Net investment income and realized gains (losses) net decreased by $4.6 million due to lower treasury yields and higher realized losses. Cost of funds increased by $6.6 million, primarily due to the one-time benefit of an in-force update in the LTC business in the first quarter of 2024 which was not present in 2025, increased DAC amortization from the assumption of the NSG MYGA block in the second quarter of 2025, as well as higher claims experience in the LTC business in 2025. General, administrative & other expenses decreased by $2.3 million in 2025 due to a reduction in new MYGA business in 2025 compared to 2024, which reduced MYGA related costs. Additionally, consulting and legal expenses declined and valuation costs were reduced in 2025 following the transition to a new valuation service provider in the fourth quarter of 2024.
Net Investment Spread
The following presents net investment spread for the insurance segment:

	Nine Months Ended September 30,
	2025	2024	Change
Net investment income and realized gain or (loss), net	4.73%	5.71%	-98bps
Cost of funds¹	(4.05)%	(3.99)%	-05bps
Net Investment spread	0.69%	1.72%	-103bps

(1)Excludes changes in future policy benefits liabilities of LTC line of business, to calculate net investment spread, which result from changes in actuarial assumptions and future cash flow projections.
Net investment spread was 0.69% in 2025, compared to 1.72% in 2024, primarily driven by lower net investment income and realized gain or (loss) and higher costs of funds in 2025 compared to 2024. Net investment income and realized gain or (loss) percent represents a percent of net investment income and realized gain (loss) over average net invested assets. Net investment income and realized gain (loss) was 4.73% in 2025, compared to 5.71% in 2024, primarily driven by lower treasury yields and higher realized losses. Cost of funds were higher in 2025 compared to 2024 primarily due to increased DAC amortization due to the assumption of the NSG MYGA block as well as unfavorable claims experience in the LTC business.

Summary of Non-U.S. GAAP Measures

Segment Income is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. Segment Income is the sum of (i) Fee Related Earnings and (ii) Spread Related Earnings (“SRE”). The following presents a reconciliation of Net Income (loss) attributable to Mount Logan common shareholders to Segment Income:
($ in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income (loss)	$(13,436)	$(2,431)	$(21,075)	$(2,411)
Income tax (expense) benefit — Asset Management	(2,306)	(309)	(2,333)	(493)
Income (loss) before taxes	$(11,130)	$(2,122)	$(18,742)	$(1,918)
Asset Management Adjustments:
Intersegment management fee eliminations	1,620	1,501	4,400	4,459
Administration and servicing fees ¹	668	451	1,779	1,246
Transaction costs	3,185	200	10,483	253
Compensation and benefits ¹	861	577	1,802	1,627
Equity-based compensation	1,240	116	1,632	208
Amortization and impairment of intangible assets	8,272	482	11,071	1,446
Interest and other credit facility expenses	1,970	1,664	5,876	5,027
General, administrative and other ¹	2,654	865	4,197	2,471
Net gains (losses) from investment activities	(1,342)	(28)	(3,050)	1,086
Dividend income	(22)	(71)	(89)	(296)
Other income (loss), net	11	(69)	(294)	(69)
Gain on acquisition	(4,457)	—	(4,457)	—
Insurance Solutions Adjustments:
Equity-based compensation	885	70	1,166	121
Net unrealized gains (losses) from investment activities	746	2,225	(4,012)	4,406
Other income	(76)	(86)	(230)	(244)
Intersegment management fee eliminations	(1,620)	(1,501)	(4,400)	(4,459)
General, administrative and other ²	185	461	954	1,150
Segment Income	$3,650	$4,735	$8,086	$16,514

(1)Represents corporate overhead allocated to each segment.
(2)Represents costs incurred by the insurance segment for purposes of U.S. GAAP reporting but not the day-to-day operations of the insurance company.

Liquidity and Capital Resources

As of September 30, 2025, the Asset Management segment carried $77.8 million (par value) of borrowings outstanding, comprising $33.8 million at fixed rates and $44.0 million at floating rates. At the same date, the Asset Management segment held $22.3 million of unrestricted cash and cash equivalents.

As of September 30, 2025, the Insurance Solutions segment reported $17.3 million (par value) of borrowings outstanding, including $14.3 million at fixed rates and $3.0 million at floating rates. Liquid assets, including high-quality assets that are marketable, can be pledged as security for borrowings, and can be converted to cash in a time frame that meets liquidity and funding requirements. As of September 30, 2025 and December 31, 2024, the total liquid assets of the Insurance Solutions segment were as follows:

($ in Thousands)

As at	September 30, 2025	December 31, 2024
Cash and cash equivalents[1]	$ 129,565	$ 77,055
Restricted cash	9,967	15,716
Investments	608,851	637,048
Receivable for investments sold	2,699	17,045
Accrued interest and dividend receivable[1]	19,359	18,580
Total liquid assets	$ 770,441	$ 765,444

(1)Cash and cash equivalents and accrued interest & dividend receivable includes cash and cash equivalent and accrued interest of consolidated VIEs, respectively.

Interest Rate Sensitivity

The Company owns debt assets that are exposed to interest rate sensitivity.

The following table summarizes the potential impact on net income of hypothetical base rate changes in interest rates within the Insurance Solutions segment assuming a parallel shift in the yield curve, with all other variables remaining constant. The impact of interest rates sensitivity on the Asset Management segment is immaterial.

As at	September 30, 2025	December 31, 2024
50 basis point increase[1]	$ 766	$ 1,911
50 basis point decrease[1]	(766)	(1,911)

(1)Losses are presented in brackets and gains are presented as positive numbers

Actual results may differ significantly from this sensitivity analysis. As such, the sensitivities should only be viewed as directional estimates of the underlying sensitivities for the respective factors based on the assumptions outlined above.

Conference Call

The Company will hold a conference call on Friday, November 14, 2025 at 10:00 a.m. Eastern Time to discuss the first quarter financial results. Shareholders, prospective shareholders, and analysts are welcome to listen to the call. To join the call, please use the dial-in information below. A recording of the conference call will be available on our Company’s website https://ir.mountlogan.com/ in the ‘Investor Relations’ section under “Events”.

US Dial-in Toll Free: 1-833-470-1428
Canada Dial-in Toll Free: 1-833-950-0062
Link for International Dial-in Numbers
Access Code: 650978

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an alternative asset management and insurance solutions company that is focused on public and private debt securities in the North American market and the reinsurance of annuity products, primarily through its wholly owned subsidiaries Mount Logan Management LLC (“ML Management”) and Ability Insurance Company (“Ability”), respectively. Mount Logan also actively sources, evaluates, underwrites, manages, monitors and primarily invests in loans, debt securities, and other credit-oriented instruments that present attractive risk-adjusted returns and present low risk of principal impairment through the credit cycle.

ML Management was organized in 2020 as a Delaware limited liability company and is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. The primary business of ML Management is to provide investment management services to (i) privately offered investment funds exempt from registration under the Investment Company Act of 1940, as amended (the “1940 Act”) advised by ML Management, (ii) a non-diversified closed end management investment company that has elected to be regulated as a business development company, (iii) Ability, and (iv) non-diversified closed-end management investment companies registered under the 1940 Act that operate as interval funds. ML Management also acts as the collateral manager to collateralized loan obligations backed by debt obligations and similar assets.

Ability is a Nebraska domiciled insurer and reinsurer of long-term care policies and annuity products acquired by Mount Logan in the fourth quarter of fiscal year 2021. Ability is also no longer insuring or re-insuring new long-term care risk.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements and information within the meaning of applicable securities legislation. Forward-looking statements can be identified by the expressions “seeks”, “expects”, “believes”, “estimates”, “will”, “target” and similar expressions. The forward-looking statements are not historical facts but reflect the current expectations of the Company regarding future results or events and are based on information currently available to it. Certain material factors and assumptions were applied in providing these forward-looking statements. The forward-looking statements discussed in this press release include, but are not limited to, statements about the expected benefits of the Business Combination; the anticipated growth, profitability and scalability of the Company’s business; the Company’s strategic objectives, model, approach and future activities; and planned capital raising and liquidity activities and the expected outcome of such activities.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any synergies from the Business Combination may not be fully realized or may take longer to realize than expected; the risk of litigation related to the Business Combination; variability in revenues, earnings, and cash flows and the resulting impact on quarterly earnings trends and stock price volatility; the intensity of competition in asset management and insurance markets and constraints on the ability to execute growth strategies and maintain or increase market share or margins; reliance on technology and information systems, including third party and systems provided by BC Partners Advisors L.P. (“BCPA”), and risks related to cybersecurity, data integrity, and operational resilience; dependence on management’s assumptions, estimates, models, and judgment, and the risk that actual outcomes diverge materially from those assumptions; illiquidity of certain assets under management and insurance investments, and the impact of limited liquidity on valuation, portfolio management, and capital allocation; dependence on access to financing markets and the availability, cost, and terms of capital and liquidity; risks associated with the use of hedging and other risk management instruments, including costs, basis risk, counterparty exposure, and potential ineffectiveness; adverse political, market, and economic conditions and their effects on investment performance, funding costs, client activity, and policyholder behavior; dependence on BCPA and key BCPA personnel; actual and potential conflicts of interest arising from the relationship with BCPA; concentration risk associated with managing a limited number of funds and investments; complexities and subjectivity in valuing illiquid assets, including model risk and sensitivity to assumptions; the heavily regulated nature of the insurance business; the increased expenses and compliance requirements associated with being a U.S. public company; and those factors described under the section entitled “Risks Relating to Mount Logan and New Mount Logan” beginning on page 43 of the proxy statement/prospectus filed pursuant to Rule 424(b)(3) of the Securities Act (File No. 333-286043) on July 11, 2025 and in other reports the Company files with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:
Mount Logan Capital Inc.
650 Madison Ave, Floor 3
New York City, NY 10022
mlc.ir@mountlogan.com

Mount Logan Capital Inc.
mlc.ir@mountlogan.com

Andrew Berger
SM Berger & Company
andrew@smberger.com

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(in thousands, except per share data)	September 30, 2025	December 31, 2024
ASSETS
Asset Management
Cash and cash equivalents	$ 22,283	$ 8,933
Investments (including related party amounts of $24,660 and $20,871 at September 30, 2025 and December 31, 2024, respectively)	39,022	21,370
Intangible assets	14,869	25,940
Other assets (including related party amounts of $2,225 and $2,657 at September 30, 2025 and December 31, 2024, respectively)	9,060	9,179
	85,234	65,422
Insurance Solutions
Cash and cash equivalents	108,242	51,999
Restricted cash	9,967	15,716
Investments (including related party amounts of $21,746 and $23,659 at September 30, 2025 and December 31, 2024, respectively)	923,981	915,556
Derivatives	45	—
Assets of consolidated variable interest entities
Cash and cash equivalents	21,323	25,056
Investments	130,061	125,898
Other assets	529	1,048
Reinsurance recoverable	272,181	259,454
Intangible assets	2,444	2,444
Deferred acquisition costs	7,528	6,524
Goodwill	55,697	55,697
Other assets	23,954	37,135
	1,555,952	1,496,527
Total assets	$ 1,641,186	$ 1,561,949
LIABILITIES
Asset Management
Due to related parties	$ 8,289	$ 10,470
Debt obligations	73,354	74,963
Accrued expenses and other liabilities	6,453	5,669
	88,096	91,102
Insurance Solutions
Future policy benefits	786,839	769,533
Interest sensitive contract liabilities	363,250	334,876
Funds held under reinsurance contracts	243,616	239,918
Debt obligations	17,250	14,250
Derivatives	—	5,192
Accrued expenses and other liabilities	10,892	2,995
	1,421,847	1,366,764
Total liabilities	1,509,943	1,457,866

(in thousands, except per share data)	September 30, 2025	December 31, 2024

Commitments and Contingencies (See Note 24)
EQUITY
Common shares, $0.001 par value, 150,000,000 shares authorized, 12,786,792 and 6,133,631 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	13	26
Warrants	1,426	1,426
Additional paid-in-capital	177,099	123,869
Retained earnings (accumulated deficit)	(80,590)	(58,279)
Accumulated other comprehensive income (loss)	33,295	37,041
Total equity	131,243	104,083
Total liabilities and equity	$ 1,641,186	$ 1,561,949

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
REVENUES
Asset Management
Management fees	$ 1,851	$ 2,763	$ 7,900	$ 8,179
Incentive fees	431	742	1,208	2,653
Equity investment earning	481	74	805	241
	2,763	3,579	9,913	11,073
Insurance Solutions
Net premiums	(4,492)	(4,084)	(12,743)	(11,414)
Product charges	184	89	1,766	196
Net investment income	16,992	19,413	48,621	55,813
Net gains (losses) from investment activities	3,775	5,239	9,085	3,172
Net revenues of consolidated variable interest entities	2,797	3,757	9,979	12,400
Net investment income (loss) on funds withheld	(10,656)	(15,373)	(23,232)	(30,685)
Other income	76	86	230	244
	8,676	9,127	33,706	29,726
Total revenues	11,439	12,706	43,619	40,799
EXPENSES
Asset Management
Administration and servicing fees	1,564	1,372	4,613	4,747
Transaction costs	3,185	200	10,483	253
Compensation and benefits	4,161	1,967	8,377	5,543
Amortization and impairment of intangible assets	8,272	482	11,071	1,446
Interest and other credit facility expenses	1,970	1,664	5,876	5,027
General, administrative and other	2,980	1,530	5,961	4,804
	22,132	7,215	46,381	21,820
Insurance Solutions
Net policy benefit and claims (remeasurement gain on policy liabilities of $3,846 and $6,871 and $3,751 and $11,057 for the three and nine months ended September 30, 2025 and 2024, respectively)	(2,118)	(1,392)	(1,389)	(6,540)
Interest sensitive contract benefits	4,154	3,932	11,969	11,070
Amortization of deferred acquisition costs	929	563	2,389	1,600
Compensation and benefits	73	471	540	1,120
Interest expense	408	328	1,143	984
General, administrative and other (including related party amounts of $1,773 and $5,258 and $1,829 and $5,399 for the three and nine months ended September 30, 2025 and 2024, respectively)	3,338	4,153	10,294	12,759
	6,784	8,055	24,946	20,993
Total expenses	28,916	15,270	71,327	42,813
Investment and other income (loss) - Asset Management
Net gains (losses) from investment activities	1,342	28	3,050	(1,086)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Dividend income	22	71	89	296
Interest income	275	274	814	817
Other income (loss), net	251	69	556	69
Gain on acquisition	4,457	—	4,457	—
Total investment and other income (loss)	6,347	442	8,966	96
Income (loss) before taxes	(11,130)	(2,122)	(18,742)	(1,918)
Income tax (expense) benefit — Asset Management	(2,306)	(309)	(2,333)	(493)
Net income (loss)	$ (13,436)	$ (2,431)	$ (21,075)	$ (2,411)
Earnings per share
Net income (loss) attributable to common shareholders - Basic	$ (1.64)	$ (0.40)	$ (2.93)	$ (0.39)
Net income (loss) attributable to common shareholders - Diluted	$ (1.64)	(0.40)	(2.93)	(0.39)
Weighted average shares outstanding – Basic	8,174,426	6,110,449	7,185,669	6,106,354
Weighted average shares outstanding – Diluted	8,174,426	6,110,449	7,185,669	6,106,354

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Net income (loss)	$ (13,436)	$ (2,431)	$ (21,075)	$ (2,411)
Other comprehensive income (loss), before tax:
Unrealized investment gains (losses) on available-for-sale securities	4,498	6,625	6,184	10,805
Unrealized gains (losses) on hedging instruments	501	7,027	5,237	4,568
Remeasurement gains (losses) on future policy benefits related to discount rate	(7,175)	(20,557)	(15,167)	(9,740)
Other comprehensive income (loss), before tax	(2,176)	(6,905)	(3,746)	5,633
Income tax expense (benefit) related to other comprehensive income (loss)	—	—	—	—
Other comprehensive income (loss)	(2,176)	(6,905)	(3,746)	5,633
Comprehensive income (loss)	$ (15,612)	$ (9,336)	$ (24,821)	$ 3,222